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                                                                  EXHIBIT 10 (h)



                    AMENDMENT TO LOAN PARTICIPATION AGREEMENT
                    -----------------------------------------

         THIS AMENDMENT TO LOAN PARTICIPATION AGREEMENT (this "Amendment") is made as of March 27, 2002, between THE HUNTINGTON NATIONAL BANK, a national banking association ("Transferor"), and HUNTINGTON PREFERRED CAPITAL HOLDINGS, INC., an Indiana corporation ("Transferee").

                                    RECITALS
                                    --------

         A. The parties have previously entered into a certain Loan Participation Agreement, dated as of May 1, 1998, and amended as of March 1, 2001 (the "Participation Agreement"). (All capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Participation Agreement.)

         B. The parties acknowledge that certain rights associated with the Participation Interests, designed to give the Transferee the same economic experience as if it were the holder of all of the Loans, were intended to be transferred to Transferee simultaneously with such Participation Interests but were not clearly described in the Participation Agreement.

         C. The parties further acknowledge that such rights have not been exercised by Transferor to the detriment of the Transferee under the Participation Agreement, thereby giving the Transferee the same economic experience as if it were and is the holder of all of the Loans.

         D. The parties now desire to clarify such rights set forth in the Participation Agreement as set forth in this Amendment, effective as of May 1, 1998, to memorialize the intention of the parties as of such date and the actions of the parties thereafter.

                                    AGREEMENT
                                    ---------

1. The first sentence of Paragraph 7(b) is hereby modified by the addition of a new item (vi) and the relettering of item (vi) to (vii) as set forth below:

         (vi) no waiver of any right to elect to foreclose on any Loan in default, and (vii) no amendment or modification of the financial covenants contained in the Loan Documents that would make such financial covenants less restrictive with respect to any of the Borrowers, shall be made without the prior written consent of Transferee.

2. Paragraph 8 is hereby deleted in its entirety and replaced by the following:

                  "DELINQUENCY AND FORECLOSURE. In the event of any default of any of the Borrowers, which default shall be continuing for more than 30 days, Transferor shall use its best efforts to give Transferee written notice of such default. Transferor shall thereafter take such action as Transferee may deem necessary to protect the interests of both Transferor and Transferee, including, but not limited to, commencement of foreclosure actions or the acceptance of deeds in lieu of foreclosure. In the event Transferor shall fail to timely take any such action as directed by Transferee, Transferee may directly take any and all action it deems necessary to protect its interests as Transferee, including but limited to, the enforcement of collections, the commencement of foreclosure actions or the acceptance of deeds in lieu of foreclosure. At the direction of the Transferee, the Transferor may deal with any of the Borrowers for the purpose of entering into forebearance agreements, moratoriums, and general work-out plans designed to allow the Borrowers to cure the default and restore the Loan to good standing; provided, Transferee may, in its discretion, deal directly with any of the Borrowers in the event the Transferee determines that Transferor is not satisfactorily following the directions of the Transferee as if Transferee were the direct holder of the Loans and, notwithstanding anything in this Agreement to the contrary, the Transferor shall, at all times, only take action or inaction that is consistent with the economic interests of the Transferee or otherwise only with the consent of the Transferee.


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3.       Except as specifically modified and amended herein, the Participation
Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.


                              THE HUNTINGTON NATIONAL BANK


                              By:      /s/ JOHN W. LIEBERSBACH
                                       -----------------------------------------
                                           John W. Liebersbach, Vice President


                              HUNTINGTON PREFERRED CAPITAL
                              HOLDINGS, INC.


                              By:      /s/ DENNIS L. BASSETT
                                       -----------------------------------------
                                           Dennis L. Bassett, President


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